Exhibit 99.1

Laird Superfood Reports Third Quarter 2025 Financial Results

Net Sales grew 10%. Gross Margin at 36.5%. Positive cash flow of $1.1 million.

Boulder, Colorado –November 10, 2025 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” the “Company”, “we”, “us”, and “our”), today reported financial results for the third quarter ended September 30, 2025.

Jason Vieth, Chief Executive Officer, commented, “Despite the ongoing economic challenges for US consumers, I’m pleased to report another quarter of double-digit growth in our business. During the third quarter, we continued to expand distribution, improve operational efficiency, and innovate in our core categories. Though the quarter was challenged by retail order timing and softer e-commerce trends, we remain confident in the long-term trajectory of our business and believe our disciplined execution and strengthened financial foundation position us well to generate sustainable, profitable growth.”

Third Quarter 2025 Highlights

●	Net Sales of $12.9 million compared to $11.8 million in the corresponding prior year period, and $12.0 million in the second quarter of 2025. Net Sales increased by 10% compared to the corresponding prior year period. Net Sales of Laird Superfood branded products increased 14%, and Net Sales from Picky Bars branded products declined by 45%.

●	Wholesale sales increased by 39% year-over-year and contributed 53% of total Net Sales, primarily driven by distribution gains.

●	E-commerce sales decreased by 11% year-over-year and contributed 47% of total Net Sales, due to softening of new-customer sales on our direct-to-consumer (“DTC”) platform, offset in part by growth on Amazon.com.

●	Gross Margin was 36.5% compared to 43.0% in the corresponding prior year period, and 39.9% in the second quarter of 2025. Gross margin compression relative to the prior year period was primarily due to the non-recurrence of a supplier settlement benefit recorded in the third quarter of 2024, as well as increased commodity cost inflation and tariff costs.

●	Net Loss was $1.0 million, or $0.09 per diluted share, compared to Net Loss of $0.2 million, or $0.02 per diluted share, in the corresponding prior year period and Net Loss of $0.4 million, or $0.03 per diluted share, in the second quarter of 2025. The increase in Net Loss relative to the prior year period was driven primarily by the impairment of long-lived intangible assets related to the Picky Bars brand, as well as higher marketing and selling costs on higher top-line sales, offset in part by decreased personnel costs.

●	Adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation, and non-recurring items (“adjusted EBITDA”), which is a non-GAAP financial measure, was $0.2 million, or $0.01 per diluted share, compared to ($11.4) thousand, or ($0.00) per diluted share, in the corresponding prior year period. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

Year-to-Date 2025 Highlights

●	Net Sales of $36.5 million compared to $31.7 million in the corresponding prior year period. Net sales increased by 15% compared to the corresponding prior year period. Net Sales of Laird Superfood branded products increased by 20% and Net Sales from Picky Bars branded products which declined by 39%.

●	Wholesale sales increased by 40% year-over-year and contributed 49% of total Net Sales, driven by distribution gains and velocity improvements.

●	E-commerce sales were relatively flat year-over-year, and contributed 51% of total Net Sales, due to offset by a softening of new-customer sales on our DTC platform, partially offset by growth on Amazon.com.

●	Gross Margin was 39.3% compared to 41.7% in the corresponding prior year period. Gross margin compression relative to the prior year period was primarily due to increased commodity cost inflation, channel mix, and the non-recurrence of a supplier settlement benefit recorded in the third quarter of 2024.

●	Net Loss was $1.5 million, or $0.14 per diluted share, compared to Net Loss of $1.4 million, or $0.14 per diluted share, in the corresponding prior year period. The increase was driven by impairment charges and higher selling costs on increased top-line sales, offset in part by top-line sales growth and decreased personnel costs.

●	Adjusted EBITDA, which is a non-GAAP financial measure, was $0.7 million, or $0.06 per diluted share, compared to ($0.8) million, or ($0.08) per diluted share, in the corresponding prior year period. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

Revenue Disaggregation

Revenue by Product

	Three Months Ended September 30,
	2025		2024
	$	% of Total	$	% of Total
Coffee creamers	$7,730,555	60%	$6,273,157	53%
Coffee, tea, and hot chocolate products	4,036,805	31%	3,298,363	28%
Hydration and beverage enhancing products	1,591,363	12%	2,520,402	21%
Snacks and other food items	1,376,125	11%	1,558,611	13%
Other	11,506	—%	75,339	1%
Gross sales	14,746,354	114%	13,725,872	116%
Shipping income	121,170	1%	142,002	1%
Discounts and promotional activity	(1,971,862)	(15)%	(2,091,528)	(17)%
Sales, net	$12,895,662	100%	$11,776,346	100%

	Nine Months Ended September 30,
	2025		2024
	$	% of Total	$	% of Total
Coffee creamers	$21,214,128	58%	$16,540,456	52%
Coffee, tea, and hot chocolate products	10,856,733	30%	7,977,157	25%
Hydration and beverage enhancing products	5,521,567	15%	6,855,274	22%
Snacks and other food items	4,219,833	12%	4,546,448	14%
Other	154,824	—%	289,261	1%
Gross sales	41,967,085	115%	36,208,596	114%
Shipping income	381,517	1%	373,832	1%
Discounts and promotional activity	(5,807,939)	(16)%	(4,893,490)	(15)%
Sales, net	$36,540,663	100%	$31,688,938	100%

Revenue by Channel

	Three Months Ended September 30,
	2025		2024
	$	% of Total	$	% of Total
E-commerce	$6,123,360	47%	$6,887,356	58%
Wholesale	6,772,302	53%	4,888,990	42%
Sales, net	$12,895,662	100%	$11,776,346	100%

	Nine Months Ended September 30,
	2025		2024
	$	% of Total	$	% of Total
E-commerce	$18,573,820	51%	$18,854,020	59%
Wholesale	17,966,843	49%	12,834,918	41%
Sales, net	$36,540,663	100%	$31,688,938	100%

Revenue by Brand

	Three Months Ended September 30,
	2025		2024
	$	% of Total	$	% of Total
Laird Superfood	$12,472,480	97%	$11,008,406	93%
Picky Bars	423,182	3%	767,940	7%
Sales, net	$12,895,662	100%	$11,776,346	100%

	Nine Months Ended September 30,
	2025		2024
	$	% of Total	$	% of Total
Laird Superfood	$35,080,057	96%	$29,300,815	92%
Picky Bars	1,460,606	4%	2,388,123	8%
Sales, net	$36,540,663	100%	$31,688,938	100%

Balance Sheet and Cash Flow Highlights

We had $5.3 million of cash, cash equivalents, and restricted cash as of September 30, 2025, and no outstanding debt.

Cash used in operating activities was $2.9 million for the nine months ended September 30, 2025, compared to cash provided by operating activities of $0.5 million in the same period in 2024. The increase in cash used relative to the corresponding prior year period was driven by strategic investments to bolster our inventory to meet high demand for our products and to address the out-of-stocks experienced at the end of 2024 and in Q1 2025, as well as to forward purchase raw materials to mitigate anticipated tariff costs. We intend to normalize cash usage in the upcoming quarters as we convert inventory into cash.

2025 Outlook

Based on year-to-date performance, management now expects full-year 2025 Net Sales growth of approximately 15%. It is worth noting that as our business shifts more toward wholesale, variability may increase due to the timing of larger orders from key customers; regardless, we remain confident in the underlying demand trends that support our full-year growth outlook.

Management continues to expect full-year Gross Margin to be in the upper 30% range, supported by ongoing productivity initiatives and cost-management actions that are anticipated to offset commodity inflation, tariffs, and other cost pressures.

The Company also reaffirms its expectation of achieving breakeven Adjusted EBITDA for the full year and continues to anticipate reporting a Net Loss on a GAAP basis for fiscal 2025.

Laird Superfood has not provided a reconciliation between its forecasted adjusted EBITDA and net loss, its most directly comparable GAAP measure, because applicable information for future periods, on which this reconciliation would be based, is not available without unreasonable effort due to the unavailability of reliable estimates for stock-based compensation, due to volatility in our stock price, and state and local income taxes, among other items. These items may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

We will host a conference call and webcast at 5:00 p.m. ET today to discuss our financial results. Participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events”. The webcast will be archived on the Company's website and will be available for replay for at least two weeks.

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are clean, delicious, and functional. Our products are designed to enhance a consumer's daily ritual and keep them fueled naturally throughout the day. Laird Superfood was co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Laird Superfood's offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at www.lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s anticipated cash runway, future financial performance, and growth. Such forward-looking statements may be identified by words such as "anticipates," "believes," "continues," "could," "estimates," "expects," "intends," "may," "outlook," "plans," "potential," predicts," "projects," "seeks," "should," "will," "would", or the antonyms of these terms or other comparable terminology. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and food service customers, as well as the health of the food service industry generally; (10) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements, including our ability to continue as a going concern; (12) the costs and success of our marketing efforts, and our ability to promote our brand; (13) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (14) our ability to effectively manage our growth; (15) our ability to compete effectively with existing competitors and new market entrants; (16) the impact of adverse economic conditions; (17) the growth rates of the markets in which we compete, and (18) the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings we make with the Securities and Exchange Commission.

Investor Relations Contact

Trevor Rousseau

investors@lairdsuperfood.com

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Sales, net	$12,895,662	$11,776,346	$36,540,663	$31,688,938
Cost of goods sold	(8,193,480)	(6,712,214)	(22,175,938)	(18,483,424)
Gross profit	4,702,182	5,064,132	14,364,725	13,205,514
General and administrative
Salaries, wages, and benefits	1,004,766	1,247,066	3,348,560	3,145,282
Other general and administrative	1,694,823	1,377,628	3,797,556	3,785,332
Total general and administrative expenses	2,699,589	2,624,694	7,146,116	6,930,614
Sales and marketing
Marketing and advertising	1,838,393	1,579,763	5,394,695	5,016,446
Selling	1,067,698	1,057,800	3,197,735	2,757,695
Related party marketing agreements	92,084	70,465	239,257	196,532
Total sales and marketing expenses	2,998,175	2,708,028	8,831,687	7,970,673
Total operating expenses	5,697,764	5,332,722	15,977,803	14,901,287
Operating loss	(995,582)	(268,590)	(1,613,078)	(1,695,773)
Other income	27,647	107,891	147,656	321,957
Loss before income taxes	(967,935)	(160,699)	(1,465,422)	(1,373,816)
Income tax expense	(7,131)	(5,421)	(28,004)	(47,902)
Net loss	$(975,066)	$(166,120)	$(1,493,426)	$(1,421,718)
Net loss per share:
Basic and diluted	$(0.09)	$(0.02)	$(0.14)	$(0.14)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	10,664,585	10,256,802	10,513,356	9,831,927

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(1,493,426)	$(1,421,718)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	186,034	204,419
Stock-based compensation	1,436,436	1,073,698
Provision for inventory obsolescence	515,147	560,519
Impairment of long-lived intangible assets	661,103	—
Other operating activities, net	60,037	141,119
Changes in operating assets and liabilities:
Accounts receivable	(211,756)	(812,249)
Inventory	(4,518,384)	(393,402)
Prepaid expenses and other current assets	735,043	113,083
Operating lease liability	(79,475)	(97,520)
Accounts payable	397,462	35,178
Accrued expenses	(588,385)	1,096,152
Related party liabilities	46,333	26,979
Net cash from operating activities	(2,853,831)	526,258
Cash flows from investing activities	(76,454)	(19,178)
Cash flows from financing activities	(301,635)	(12,495)
Net change in cash and cash equivalents	(3,231,920)	494,585
Cash, cash equivalents, and restricted cash, beginning of period	8,514,152	7,706,806
Cash, cash equivalents, and restricted cash, end of period	$5,282,232	$8,201,391
Supplemental disclosures of non-cash financing activities
Prepaid expenses paid for with a short-term financing arrangement included in accrued expenses	$169,229	$—
Taxes withheld to cover net issuances of incentive stock awards included in accrued expenses	$29,898	$—

LAIRD SUPERFOOD, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
	September 30, 2025	December 31, 2024
Assets
Current assets
Cash, cash equivalents, and restricted cash	$5,282,232	$8,514,152
Accounts receivable, net	1,983,808	1,762,911
Inventory	9,978,913	5,975,676
Prepaid expenses and other current assets	1,148,075	1,713,889
Total current assets	18,393,028	17,966,628
Noncurrent assets
Property and equipment, net	63,887	58,447
Intangible assets, net	120,000	896,123
Related party license agreements	132,100	132,100
Right-of-use assets	148,722	205,703
Total noncurrent assets	464,709	1,292,373
Total assets	$18,857,737	$19,259,001
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,535,222	$2,137,760
Accrued expenses	3,253,740	3,642,998
Related party liabilities	81,280	34,947
Lease liabilities, current portion	108,350	105,966
Total current liabilities	5,978,592	5,921,671
Lease liabilities	70,802	140,464
Total liabilities	6,049,394	6,062,135
Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized at September 30, 2025 and December 31, 2024; 11,049,489 and 10,673,158 issued and outstanding at September 30, 2025, respectively; and 10,668,705 and 10,292,374 issued and outstanding at December 31, 2024, respectively.	10,673	10,292
Additional paid-in capital	122,409,406	121,304,884
Accumulated deficit	(109,611,736)	(108,118,310)
Total stockholders’ equity	12,808,343	13,196,866
Total liabilities and stockholders’ equity	$18,857,737	$19,259,001

LAIRD SUPERFOOD, INC.

NON-GAAP FINANCIAL MEASURES

(unaudited)

In this press release, we report Adjusted EBITDA and Adjusted EBITDA per diluted share, which are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest expense and other (income) loss, (2) income tax (benefit) expense, (3) depreciation and amortization expenses, (4) stock-based compensation, (5) expenses related to the impairment of long-lived intangible assets, and (6) expenses and recoveries related to a product quality issue. The Company believes Adjusted EBITDA is useful to investors because it facilitates comparisons of its core business operations, excluding non-cash costs and non-recurring events, across periods on a consistent basis.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest expense; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including Net Sales, net loss, cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(975,066)	$(166,120)	$(1,493,426)	$(1,421,718)
Adjusted for:
Depreciation and amortization	60,137	65,840	186,034	204,419
Stock-based compensation	439,450	540,425	1,436,436	1,073,698
Income tax expense	7,131	5,421	28,004	47,902
Interest expense and other (income) expense, net	(27,647)	(107,891)	(147,656)	(321,957)
Impairment of long-lived intangible assets	661,103	—	661,103	—
Product quality issue (a)	—	(349,115)	—	(384,329)
Adjusted EBITDA	$165,108	$(11,440)	$670,495	$(801,985)
Net loss per share, diluted:	$(0.09)	$(0.02)	$(0.14)	$(0.14)
Adjusted EBITDA per share, diluted:	$0.01	$(0.00)	$0.06	$(0.08)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic	10,664,585	10,256,802	10,513,356	9,831,927
Dilutive securities	1,303,650	—	1,385,110	—
Weighted-average shares of common stock outstanding used in computing adjusted EBITDA per share of common stock, diluted	11,968,235	10,256,802	11,898,466	9,831,927

(a) In January 2023, we identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. We previously incurred costs associated with product testing, discounts for replacement orders, and inventory obsolescence costs. We reached settlement with a supplier in the third quarter of 2023 and recorded recoveries in 2024.